Fremont Home Loan Owner Trust 1999-1                        Record Date: 4/30/99
                                                  Previous Distribution: 4/26/99
   Statement to Certificateholder                     Distribution Date: 5/25/99


====================================================================================================================================
                                         Original         Beginning                                                       Ending
                        Certificate     Certificate      Certificate                                       Total       Certificate
  Class        Cusip       Rate           Balance          Balance          Interest      Principal    Distribution      Balance
------------------------------------------------------------------------------------------------------------------------------------
    A        35729BAA9    5.2375%     415,545,505.00    410,261,157.48    1,730,931.71   6,609,453.41  8,340,385.12   403,651,704.07
Factors
per Thousand                                                                4.16544443    15.90548648   20.07093091     971.37786166
------------------------------------------------------------------------------------------------------------------------------------
  Totals                              415,545,505.00    410,261,157.48    1,730,931.71   6,609,453.41  8,340,385.12   403,651,704.07
------------------------------------------------------------------------------------------------------------------------------------












================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039

Fremont Home Loan Owner Trust 1999-1                       Record Date: 4/30/99
                                                 Previous Distribution: 4/26/99
   Statement to Certificateholder                    Distribution Date: 5/25/99


===================================================================================================================================

         Schedule of Remittance                                   Collateral Information
         ----------------------                                   ----------------------

Available Collection Amount                    8,582,420.38       Aggregate Beginning Balance of Loans              411,431,560.30
(Trust Fees and Expenses)                       (242,035.26)      Aggregate Ending Balance of Loans                 406,109,366.95
Available Payment Amount                       8,340,385.12       Interest Carry-Forward                                      0.00
Regular Payment                                8,340,385.12       Net Loan Losses                                             0.00
Excess Spread                                             -       Net Loan Losses - Aggregate                                 0.00
                                      ----------------------
                                                                  Overcollateralization Amount                        2,457,662.88
                                                                  Overcollateralization Deficiency Amount            14,164,157.32
                                                                  Overcollateralization Target Amount                16,621,820.20
Fees                                                              Principal Prepayments                                  14,503.07
Servicer Fee                                     120,000.87       Scheduled Principal                                   203,831.87
Master Servicer Fee                               51,428.95       Securities Insurer Reimbursement                            0.00
Indenture Trustee Fee                              2,228.59       Six Month Average Delinquency                               0.00%
Guaranty Insurance Premium                        68,376.86       Three Month Average Annualized Losses                       0.00%
                                      ----------------------
Total Fees                                       242,035.26       Trigger Event?                                                No
                                                                  Unpaid Securities Insurer Reimbursement                     0.00
                                                                  Weighted Average Home Loan Interest Rate (WAC)            9.8594%
                                                                  Weighted Average Maturity (WAM)                           359.27


===================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
230 South Tryon Street, 9th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

    Fremont Home Loan Owner Trust 1999-1                    Record Date: 4/30/99
                                                  Previous Distribution: 4/26/99
       Statement To Certificateholder                 Distribution Date: 5/25/99


==============================================================================================================================

----------------------------------           ---------------------------------------------------------------------------------
AGGREGATE ENDING BALANCE OF LOANS                 DELINQUENT INFOR.        # LOANS            AMOUNT            %
----------------------------------           ---------------------------------------------------------------------------------
$                   406,109,366.95           Delinquent 0-30 Days             12             981,264.02      0.241626%
                                             Delinquent 31-60 Days            51           4,856,207.64      1.195788%
                                             Delinquent 61-90 Days            16           1,286,739.85      0.316846%
                                             Loans in Foreclosure              1             125,242.76      0.030840%
                                             Bankruptcy Loans                  1             115,759.40      0.028504%
                                             ---------------------------------------------------------------------------------





                                             ---------------------------------------------------------------------------------
                                                  DELINQUENT INFOR.        # LOANS            AMOUNT        CUMULATIVE
                                             ---------------------------------------------------------------------------------
                                             Defaulted Home Loans              0                0.00            0.00
                                             Liquidated Home Loans            37        5,108,450.81            0.00
                                             Deleted Home Loans                0                0.00            0.00
                                             ---------------------------------------------------------------------------------




==============================================================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039